Exhibit 10.74
SECOND ADDENDUM TO EMPLOYMENT AGREEMENT
     THIS SECOND ADDENDUM TO EMPLOYMENT AGREEMENT (the “Second Addendum”) is made this 21st day of April, 2006, by and between Alion Science and Technology Corporation, a Delaware corporation (the “Company”) and James C. Fontana (the “Employee”).
     WHEREAS, the Company and Employee entered into an Employment Agreement dated February 2, 2004 (the “Employment Agreement”); and
     WHEREAS, the Company and Employee entered into an Addendum to Employment Agreement dated May 28, 2004 (the “First Addendum”); and
     WHEREAS, the Company and Employee desire to amend the Employment Agreement by extending its term and clarifying eligibility for Change of Control benefits.
     NOW THEREFORE, in consideration of the foregoing recitals and mutual promises and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:
     1. Term of Employment Agreement. The term of the Employment Agreement and First Addendum shall be extended for a period commencing as of February 2, 2006 through December 31, 2007.
     2. Eligibility for Change of Control Benefits. The first paragraph of Section 6 of the Employment Agreement shall be deleted and replace with the following:
     “Eligibility for Change of Control Benefits. If Employee terminates employment (for reasons other than set forth in Section 6D below) with any successor or assign (or any of their respective affiliates) of the Company at any time during the twenty four (24) month period beginning on the effective date of a Change in Control

(the “Protection Period”), he shall be entitled to the Change of Control Benefits described in Section 5. If during the Protection Period, Employee terminates his employment for Good Reason (as defined below) by delivering to the successor or assign of the Company (or its respective affiliate), as applicable, each no later than thirty (30) days after learning of the occurrence of an event constituting Good Reason: (i) a Preliminary Notice of Good Reason (as defined below); and (ii) a Notice of Termination (as defined below); Employee shall have the right, in his sole and reasonable discretion, to receive Change of Control Benefits. For purposes of this Agreement, the following terms shall have the respective meanings:”
     In addition, a new Section 6D shall be inserted as follows:
“D. Notwithstanding any other provision under this Agreement, Employee shall not be entitled to receive Change of Control Benefits in the event that: (i) the Company’s successor or assign (or any of its respective affiliates) terminates Employee’s employment for Cause; (ii) Employee dies (in which case the Company shall pay to Employee’s heir or personal representatives, as the case may be, six (6) monthly payments, each equal to one-twelfth (1/12) of Employee’s then-current salary, commencing with the first calendar month after termination); (iii) Employee is determined to be totally and permanently disabled (in which case the Company shall pay to Employee six (6) monthly payments, each equal to one-twelfth (1/12) of Employee’s then-current salary less any payments under the Company’s long term disability insurance plan that Employee receives or is entitled to receive in each such month, commencing with the first calendar month after termination); (iv) the Company’s successor or assign (or any of its respective affiliates) terminates Employee’s employment without cause (in which case the Company shall make a lump-sum severance payment to Employee equal to one year of Annual Base Salary as of the Date of Termination); or (v) Employee resigns other than for Good Reason (in which case the Company shall have no further obligations to Employee under this Agreement, including without limitation payment of future compensation or benefits). In any such event, Employee, in addition to any benefits payable in accordance with this Agreement.

and except as otherwise provided in this Agreement, shall be entitled only to his salary and benefits accrued or earned and vested under other plans, programs, policies, practices and coverage of the Company’s successor or assign (or any of its respective affiliates).”
     3. Other Terms. All other terms and conditions of the Employment Agreement and First Addendum shall remain the same.

ALION SCIENCE AND TECHNOLOGY	EMPLOYEE
CORPORATION

/s/ Stacy Mendler	/s/ James C. Fontana

Signature	James C. Fontana

Stacy Mendler, EVP

Name and Title

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